UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2007

LASERLOCK TECHNOLOGIES, INC.

(Exact Name of Registrant Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-31927 (Commission File Number)	23-3023677 (I.R.S. Employer Identification No.)

837 Lindy Lane
Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 668-1952

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement.

As disclosed on Form 8-K filed with the Securities and Exchange Commission on February 17, 2006, we entered into that certain Senior Secured Convertible Note and Warrant Purchase Agreement with certain of our shareholders (the “Purchase Agreement”), pursuant to which, among other things, we issued and sold an aggregate of $800,000 principal amount of 10% Senior Secured Convertible Promissory Notes due twelve months from the date of issue (the “Notes”).

On May 7, 2007, the parties to the Purchase Agreement entered into a First Amendment to Senior Secured Convertible Promissory Notes (the “First Amendment”) whereby the parties extended the due date of the Notes to August 31, 2008.

This summary of the First Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the First Amendment, a copy of which is attached to this filing on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

10.1
First Amendment to Senior Secured Convertible Promissory Notes dated May 7, 2007 by and among Laserlock Technologies, Inc., the Goldberg Family Trust, PFK Acquisition Group II, LLC, Howard Goldberg, Real Path, Inc., Robert Schachter Trust, Nob Hill Capital Partners, LP, Nob Hill Capital Associates, LP, Nicolette Consulting Group Limited, Alfred F. Bracher, III and Lawrence Chimerine.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASERLOCK TECHNOLOGIES, INC.

Date: May 7, 2007	/s/ NORMAN GARDNER
-----------------------------------------------------------
Name: Norman Gardner
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1
First Amendment to Senior Secured Convertible Promissory Notes dated May 7, 2007 by and among Laserlock Technologies, Inc., the Goldberg Family Trust, PFK Acquisition Group II, LLC, Howard Goldberg, Real Path, Inc., Robert Schachter Trust, Nob Hill Capital Partners, LP, Nob Hill Capital Associates, LP, Nicolette Consulting Group Limited, Alfred F. Bracher, III and Lawrence Chimerine.